SPECIAL RETENTION AWARD	Exhibit 10.2

Biolase, Inc.

2018 Long-Term Incentive Plan

Restricted Stock Unit – Phantom Award Notice

[Name of Director]

You have been awarded a restricted stock unit award with respect to shares of Common Stock of Biolase, Inc. (the “Company”) pursuant to the terms and conditions of the Biolase, Inc. 2018 Long-Term Incentive Plan, as amended (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Phantom Award Notice, the “Agreement”). The Restricted Stock Unit Award Agreement is attached hereto and the Plan and Restricted Stock Unit Award Agreement are available on Shareworks. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock Units:

You have been awarded a restricted stock unit award with respect to [______] shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 8.2 of the Agreement (the “Phantom Award”).

Grant Date:	[______]
Vesting Schedule:

Except as otherwise provided in the Plan or the Agreement, the Phantom Award shall vest if you remain continuously in service as a member of the Board of Directors of the Company in good standing and performing the objectives of your role with the Company through March 31, 2024 (the “Trigger Date” or “Vesting Date”). However, if the Fair Market Value of a share of Common Stock on the Trigger Date is greater than $1.40 per share (the “Payout Cap”), then 50% of the amount of the Phantom Award in excess of the Payout Cap shall be paid to you on the one-year anniversary of the Trigger Date and the remaining 50% of the amount of the Phantom Award in excess of the Payout Cap shall be paid to you on the two-year anniversary of the Trigger Date (the Trigger Date and the one-year and two-year anniversaries of the Trigger Date, shall each be a “Vesting Date”), in each case, subject to your continuous employment or service with the Company through the applicable Vesting Date; provided, further, that if the Company elects to and is permitted under the Plan and applicable law and regulations (including, without limitation, the listing standards of NASDAQ) to settle the Phantom Award in Common Stock, the Payout Cap set forth above shall not apply, and the Committee retains the discretion to accelerate the payment of the Phantom Award, in its sole and absolute discretion.  For the avoidance of doubt, the Payout Cap shall be an absolute dollar value and shall not fluctuate based on changes in the Company’s Common Stock price or other measures of earnings.

In the event of a Change in Control, the Phantom Award will vest immediately, and the shares of Phantom Stock may be settled at the Company’s discretion in cash based on the price of BIOLASE common stock on the date of the Change in Control or in BIOLASE common stock, subject to the minimum values outlined in the “Settlement of the Phantom Award” section below.

Settlement of the Phantom Award:

The Restricted Stock Units shall be settled in cash based on the greater of the Fair Market Value of a share of Common Stock on the Trigger Date or the Fair Market Value of a share of Common Stock on the Grant Date, less any and all required tax withholdings; provided, however, the Committee retains the discretion, to the extent permitted under the terms of the Plan and applicable law and regulations (including, without limitation, the listing standards of NASDAQ), to settle the Phantom Award in Common Stock, provided that if the Phantom Award is settled in Common Stock, the number of Restricted Stock Units subject to this Award shall be adjusted as necessary to provide a minimum value of $[______], as determined based on a share of Common Stock as of the Vesting Date or, if earlier, the date on which the Committee approves the acceleration of the payout of the Phantom Award, less any and all required withholdings. Notwithstanding anything herein to the contrary, in the event the Company ceases to be publicly-traded, the Phantom Award shall be settled in cash, except as otherwise permitted under Section 5.8 of the Plan in connection with a Change in Control.

BIOLASE, INC.

By:
Name:	John Beaver
Title:	President & CEO

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Biolase, Inc. at the address stated herein, I hereby accept the Phantom Award granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

Biolase, Inc.

27042 Towne Centre Drive, Suite 270

Foothill Ranch, California 92610
Attention: Vice President, Finance

Biolase, Inc.

2018 Long-Term Incentive Plan

Restricted Stock Unit Award Agreement

Biolase, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the Phantom Award notice attached hereto (the “Award Notice”) as of the date set forth in the Phantom Award Notice (the “Grant Date”), pursuant to the provisions of the Biolase, Inc. 2018 Long-Term Incentive Plan, as amended (the “Plan”), a restricted stock unit award (the “Phantom Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Phantom Award Notice, upon and subject to the restrictions, terms and conditions set forth below, in the Phantom Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Phantom Award shall be null and void unless the Holder shall accept this Agreement by executing the Phantom Award Notice in the space provided therefor and returning an original execution copy of the Phantom Award Notice to the Company.

2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Phantom Award unless and until, and only to the extent, the Phantom Award is settled in shares of Common Stock pursuant to Section 4 and the Holder becomes a stockholder of record with respect to such shares.

3. Restriction Period and Vesting.

3.1. Vesting Conditions. The Phantom Award shall vest in accordance with the vesting schedule set forth in the Phantom Award Notice, provided the Holder remains continuously employed by or in the service of the Company through the applicable Vesting Date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2. Termination of Service. Notwithstanding any other agreement between the Company and the Holder to the contrary, if the Holder’s employment or service with the Company terminates prior to the end of the Restriction Period for any reason, then the portion of the Phantom Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.

3.3. Change in Control. Upon a Change in Control, the Restriction Period shall lapse and the Phantom Award shall become fully vested and shall be subject to Section 5.8 of the Plan.

4. Settlement of Award. Subject to Section 6, as soon as practicable (but not later than 30 days) after the vesting of the Phantom Award, the Company shall pay to the Holder a cash payment equal to the number of shares of Common Stock that vested upon the applicable Vesting Date or vesting event multiplied by the Fair Market Value of a share of Common Stock on the applicable

Vesting Date or event, calculated in accordance with the terms of the Phantom Award Notice; provided, however, the Committee may elect, in its sole and absolute discretion and to the extent permitted by applicable law (including the listing requirements of NASDAQ), to settle the Phantom Award, in whole or in part, in Common Stock and shall issue or transfer to the Holder (or such other person as is acceptable to the Company and designated in writing by the Holder) the number of shares of Common Stock underlying the vested Award, as calculated in accordance with the Phantom Award Notice. The Company may effect such issuance or transfer either by the delivery of one or more stock certificates to the Holder or by making an appropriate entry on the books of the Company or the transfer agent of the Company. Except as provided for in Section 8.1, the Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery or issuance. Prior to the issuance or transfer to the Holder of the shares of Common Stock subject to the Phantom Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.

5.1. Nontransferability of Award. The Phantom Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, the Phantom Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Phantom Award, the Phantom Award and all rights hereunder shall immediately become null and void.

5.2. Investment Representation. The Holder hereby represents and covenants that (a) any shares of Common Stock acquired upon the vesting of the Phantom Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of the Phantom Award with respect to any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the issuance or delivery to the Holder of any shares of Common Stock subject to the Phantom Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

6. Covenants of Employee.

6.1. Covenant Not to Compete. Holder recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Holder be restrained from competing against the Company during the term of Holder’s employment with the Company. Therefore, in consideration for the Phantom Award and other good and valuable consideration, Holder agrees that, during the term of the Holder’s employment with the Company, Holder will not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term “Competing Business” shall mean: (a) any person, corporation or other entity which sells or attempts to sell, or provides or attempts to provide any products and/or services which are the same as or similar to the products and/or services sold or provided by the Company; or (b) any person, corporation, or other entity that solicits, trades with, advises, calls upon or otherwise does or attempts to do, directly or indirectly, business with any clients, customers or accounts of the Company, its successors, assigns or affiliates that have done business with the Company at any time or from time to time; or (c) any person, corporation or other entity engaged in the same or similar business as the business of the Company.

6.2. Covenant Not to Use Trade Secret Information to Solicit Customers or Clients. Holder recognizes and acknowledges that the Company has expended and will expend considerable and significant amounts of time and money establishing relationships and good will with existing and prospective customers or clients and developing a list of its customers or clients and prospective customers or clients, which list is not available to the general public and which constitutes a Trade Secret under the California Uniform Trade Secret Act (California Civil Code § 3426, et seq.). Holder further recognizes and acknowledges that the aforesaid list may contain other information about the customers or clients and prospective customers or clients not available to the general public and that Holder may be privileged to this list. Holder also recognizes and acknowledges that many of the Company's competitors could not recreate this list without substantial efforts, that the Company's business would be irreparably and greatly damaged by the use of this information other than for its benefit, and that it is essential for the proper protection of the business of the Company that Holder be restrained from soliciting the trade of or trading with the customers or clients of the Company. Therefore, in consideration for the Phantom Award and other good and valuable consideration, Holder agrees that Holder will not, directly or indirectly use the Company’s trade secrets to solicit the trade of, or trade with, or do business with, or attempt to solicit the trade of any of the Company's customers or clients or prospective customers or clients except for the Company's benefit, and except to the extent that Holder traded with or did business with any such customer or client or prospective customer or client prior to the date upon which said Holder was engaged to perform services for and on behalf of the Company. Holder also agrees not to utilize in any manner other than for the benefit of the Company, or provide access to anyone in any Competing Business (as previously defined), the Company’s list of customers, or any information contained in that list.

6.3. Covenant Not to Solicit Employees. Holder recognizes and acknowledges that the Company has expended and will expend considerable and significant amounts of time and money establishing relationships with and/or training its employees. Holder recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Holder be restrained from soliciting any employee of the Company to leave the employ of the Company. Therefore, in consideration for the Phantom Award and other good and valuable consideration, Holder agrees that, during the term of Holder’s employment with the Company, and during the two (2) year period commencing on the date of termination of Holder’s employment with the Company, Holder will not solicit, or attempt to solicit, any employee of the Company to leave the Company for any reason whatsoever.

6.4. Covenant Not to Violate Corporate Confidences.

(a) Holder recognizes and acknowledges that (a) during the term of Holder’s employment with the Company, it may be necessary for Holder to acquire, and during the course of Holder’s previous work for or on behalf of the Company prior to the commencement of this Agreement, Holder may have already acquired, information which could include, in whole or in part, information concerning the Company’s sales, sales volume, sales methods, sales proposals, customers or clients and prospective customers or clients (including lists thereof), identity of customers or clients and prospective customers or clients, identity of key personnel in the employ of customers or clients and prospective customers or clients, amount or kind of customer's or client’s purchases from and/or transactions with the Company, the needs and requirements of any or all customers or clients, the terms and conditions under which the Company deals with customers or clients or prospective customers or clients, the terms and conditions under which the Company deals with vendors or suppliers or prospective vendors or suppliers, employee lists, the Company’s sources of supply, the Company’s billing rates, methods, techniques, compositions, ideas, creations, drawings, renderings, plans, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals, processes and/or any and all other trade secret, confidential or proprietary information belonging to the Company or relating to the Company’s business(es) and/or affairs, (collectively referred to herein as the “Confidential and Proprietary Information”); (b) this Confidential and Proprietary Information has been compiled by the Company at great expense and over a great amount of time; (c) this Confidential and Proprietary Information derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; (d) the Confidential and Proprietary Information is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (e) the Confidential and Proprietary Information is the sole and exclusive property of the Company; (f) the use, misappropriation or disclosure of the Confidential and Proprietary Information by Holder or otherwise would constitute a breach of trust and could cause irreparable injury to the Company; and (g) it is essential to the protection of the Company’s good will and to the maintenance of the Company’s competitive position that the Confidential and Proprietary Information be kept secret and that Holder not disclose the Confidential and Proprietary Information to others or use the Confidential and Proprietary Information to Holder’s own advantage or the advantage of others.

(b) In consideration for the Phantom Award and other good and valuable consideration, and as a material inducement to the Company to disclose or allow to be known to Holder some or all of the Confidential and Proprietary Information during the term of Holder’s employment with the Company (at the Company’s sole and absolute discretion), Holder hereby agrees that, throughout the term of Holder’s employment with the Company and following the date of termination of Holder’s employment with the Company, Holder will hold and safeguard the Confidential and Proprietary Information in trust for the Company, and not misappropriate or divulge to any person that is not affiliated with the Company, or make available to anyone for use outside the Company’s organization at any time, either during the term of Holder’s employment with the Company or subsequent to the termination of Holder’s employment with the Company, except with the express written consent of the Company or as provided by this agreement, any of the Company's Confidential and Proprietary Information, whether or not developed or created by Holder.

(c) Holder further agrees that, upon termination of Holder’s employment with the Company, or at any time upon request by the Company, Holder shall surrender to the Company all Company property which said Holder is then in possession, including any and all tangible evidence of such Confidential and Proprietary Information.

6.5. Proprietary Rights.

(a) Holder agrees that all Work Product, as hereinafter defined, created solely or jointly by Holder, arising from or relating to any services performed by Holder for or on behalf of the Company, or in the course Holder’s performance of Holder’s duties as an Holder of the Company, or previously performed by Holder for or on behalf of the Company, shall be deemed “work made for hire” and shall be the sole and exclusive property of the Company. Holder shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing. In addition, Holder agrees that all other property, materials, papers, books, records, computer software and programs of the Company, as well as all reproductions thereof, relating to the business and affairs of the Company, or its customers or clients, whether or not prepared by Holder, shall be the sole and exclusive property of the Company. Without the prior written consent of the Company, Holder agrees not to use any such Work Product or other property of the Company for any purpose other than to perform services for or on behalf of the Company.

(b) For purposes of this Agreement, the term “Work Product” shall include but is not limited to all documentation, manuals, materials, creative works, methods, techniques, compositions, ideas, creations, drawings, renderings, plans, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals, financial calculations and formulae, know-how and other information, (including, without limitation, any Confidential and Proprietary Information (as defined herein)), which is created for or on behalf of the Company, in whole or in part, by Holder, whether or not such Work Product is capable of being copyrighted, patented, trademarked or otherwise protected under applicable law.

(c) Holder agrees that said Holder shall assist in every lawful way in protecting or enforcing the Company's rights in and to the Work Product and/or other property of the

Company, and in prosecuting and defending appeals, interferences, infringement suits and controversies relating thereto. The provisions of this Section 6 shall survive the termination of Holder’s employment with the Company.

(d) Consistent with California Labor Code Section 2870, the provisions of Section 6.5 do not apply to invention that Holder develops entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either (a) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (b) result from any work performed by Holder for the Company.

6.6. Non-disparagement. In consideration for the Phantom Award and other good and valuable consideration, Holder agrees not to disparage the Company at any time during or following Holder’s employment with the Company. Prohibited actions include, but are not limited to, private or public comments, statements, or writings critical of the Company, any Subsidiary or any affiliate.

6.7. Exceptions. Notwithstanding this Section 6, nothing in this Agreement shall prohibit Holder from participating in concerted activity under the National Labor Relations Act or disclosing information to government agencies/entities as legally required, and/or from reporting possible violations of federal or state law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the congress, and any agency inspector general, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Holder does not need the prior authorization from the Company to make any such reports or disclosures and Holder is not required to notify the Company that Holder has made such reports or disclosures.

6.8. Reformation. If, at any time of enforcement of this Section 6, a court or an arbitrator holds that the restrictions stated herein are unreasonable or unenforceable under circumstances then existing, the parties hereto agree that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the restrictions to the maximum extent permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 6.

7. Clawback of Proceeds.

7.1. Clawback of Proceeds. If, during the one-year period following Holder’s termination of employment Holder materially violates any agreement between Holder and the Company or its Subsidiaries with respect to Section 6 of this Agreement: (i) the Phantom Award shall be forfeited and (ii) the Holder shall immediately remit a cash payment to the Company equal to cash payments received by the Holder or, if the Phantom Award was settled in Common Stock, the Fair Market Value of a share of Common Stock on the date on which the Company first became aware of such violation or the date of Holder’s termination of employment, whichever is greater, multiplied by the number of shares of Common Stock that were delivered to the Holder pursuant to the vesting of the Phantom Award. The remedy provided by this Section 7 shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Holder in respect of a breach by the Holder of any duty or obligation to the Company.

7.2. Right of Setoff. The Holder agrees that by accepting the Phantom Award Notice the Holder authorizes the Company and its affiliates to deduct, to the extent permitted by applicable law, any amount or amounts owed by the Holder pursuant to this Section 7 from any amounts payable by or on behalf of the Company or any affiliate to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay, bonus or the settlement of the Phantom Award or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

8. Additional Terms and Conditions of Award.

8.1. Withholding Taxes.

(a) If the Phantom Award is settled in cash, the cash payment shall be reduced by such amount as the Company determines is required, under all applicable federal, state, local or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”).

(b) If any portion of the Phantom Award is settled in Common Stock, as a condition precedent to the issuance or transfer of any shares of Common Stock upon vesting of the Phantom Award, Holder shall, upon request by the Company, pay to the Company the Required Tax Payments with respect to the issuance or transfer of such shares of Common Stock. If Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Holder. Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; or (iii) any combination of (i) or (ii). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

8.2. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the terms of the Phantom Award (including the number and class of securities subject to the Phantom Award), shall be appropriately adjusted by the

Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

8.3. Compliance with Applicable Law. The Phantom Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Phantom Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or delivery of shares hereunder, the shares of Common Stock subject to the Phantom Award shall not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

8.4. Award Confers No Rights to Continued Employment or Service. In no event shall the granting of the Phantom Award or its acceptance by Holder, or any provision of this Agreement or the Plan, give or be deemed to give Holder any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time.

8.5. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Phantom Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

8.6. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

8.7. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Biolase, Inc., Attn: Vice President, Finance, 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

8.8. Governing Law. This Agreement, the Phantom Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

8.9. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

8.10. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

8.11. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

8.12. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

8.13. Counterparts. The Phantom Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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